For further information contact:
Bob Madison, Senior Director Corporate Communications
973-532-8001
Adam Friedman, Adam Friedman Associates
212-981-2529, extension 18

Emisphere Reports Receipt of Notification from NASDAQ
Regarding Non-Compliance with Continued Listing Requirements
CEDAR KNOLLS, NJ — April 28, 2008 — Emisphere Technologies, Inc. (NASDAQ: EMIS) announced that on April 22, 2008 it received a letter from the NASDAQ Stock Market (the “NASDAQ Letter”) advising that, for the last 10 consecutive trading days, the Company’s market value of listed securities had been below the minimum $50,000,000 requirement for continued inclusion on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(b)(1)(A). Furthermore, NASDAQ stated that the Company does not comply with NASDAQ Marketplace Rule 4450(b)(1)(B), which requires the Company to have total assets and total revenue of $50,000,000 each for the most recently completed fiscal year or two of the last three most recently completed fiscal years. Compliance with either NASDAQ Marketplace Rule 4450(b)(1)(A) or 4450(b)(1)(B) is one of the minimum standards for continued inclusion on The NASDAQ Global Market.
In the NASDAQ Letter, NASDAQ advised that, in accordance with NASDAQ Marketplace Rule 4450(e)(4), the Company will be provided 30 calendar days, or until May 22, 2008, to regain compliance with NASDAQ Marketplace Rule 4450(b)(1)(A).
In response to the NASDAQ Letter, the Company intends to apply to transfer its common stock to the NASDAQ Capital Market on or before May 22, 2008 to ensure that consistent and continual access to capital markets is maintained for all its shareholders. The NASDAQ Capital Market currently includes over 500 companies and operates in substantially the same manner as the NASDAQ Global Market. Securities listed on the NASDAQ Capital Market satisfy all applicable qualification requirements for NASDAQ securities and all companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.
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ABOUT EMISPHERE TECHNOLOGIES, INC.
Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® Technology. These molecules and compounds could be currently available or are in preclinical or clinical development. Such molecules or compounds usually cannot be delivered by the oral route of administration or the benefits of these compounds are limited due to poor bioavailability, slow on-set of action or variable absorption. The eligen® Technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, per rectum, pulmonary, intra-vaginal or transdermal. The web site is: www.emisphere.com.

Safe Harbor Statement Regarding Forward-Looking Statements
The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, or Emisphere’s ability to fund such efforts with or without partners. Emisphere undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 17, 2008, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 7, 2007 (file no. 000-17758), for the quarter ended June 30, 2007, filed on August 7, 2007 (file No. 000-17758), and for the quarter ended September 30, 2007, filed on November 6, 2007 (000-17758).